EXHIBIT 16.1

www.rrbb.com

ROSENBERG RICH BAKER BERMAN & COMPANY	Carl S. Schwartz, CPA *
David N. Roth, CPA
265 Davidson Avenue, Suite 210 ● Somerset, NJ 08873-4120 ● Phone 908-231-1000 ● Fax 908-231-6894	Steven J. Truppo, CPA
111 Dunnell Road, Suite 100 ● Maplewood, NJ 07040 ● Phone 973-763-6363 ● Fax 973-763-4430	Leonard M. Friedman, CPA/ABV, CBA ● ■
Gary A. Sherman, CPA
Robert S. Quick, CPA
Brian Zucker, CPA
March 28, 2012	Pamela Bezner Ali, CPA
Marsha L. Baldinger, CPA/ABV, CFP® ● ■
Howard B. Condo, CPA

U.S. Securities and Exchange Commission	Alvin P. Levine, CPA
100 F Street, N.E.	Daniel M. Brooks, CPA
Washington DC 20549

Re:	LIFE NUTRITION PRODUCTS, INC.
Commission File No. 001-34274

Commissioners:

We have read the statements made by Life Nutrition Products, Inc., which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Life Nutrition Products, Inc. dated March 26, 2012. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,